Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 28, 2025, with respect to the consolidated financial statements of Kindly MD, Inc. for the years ended December 31, 2024 and 2023, in its Registration Statement on Form S-8 pertaining to the registration of 37,956,616 shares of common stock as described in the prospectus.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

September 12, 2025